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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Zale Corporation for the registration of 11,064,684 shares of its common stock and to the incorporation by reference therein of our reports dated September 27, 2013, with respect to the consolidated financial statements of Zale Corporation and the effectiveness of internal control over financial reporting of Zale Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
September 27, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm